EXHIBIT 10.1 STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 21, 2002, by and between Logistics Management Resources, Inc. ("Buyer"), and Midwest Merger Management LLC ("Seller").

                                    RECITALS

     A. Buyer desires to purchase from Seller and Seller desires to sell to Buyer 990 shares of the issued and outstanding shares of capital stock (the "Shares") of Interstate University, Inc. (the "Company");

     B. It is desired that the sale of the Shares by Seller to Buyer be subject to the terms and conditions of this Agreement.

                                    AGREEMENT

     In consideration of the provisions contained in this Agreement and with reference to the foregoing recitals, Buyer, Seller and Company agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

     1.1 Sale of Stock. Seller agrees to sell, and Buyer agrees to purchase, subject to the terms and conditions set forth in this Agreement, the Shares, which Shares collectively represent 99% of the issued and outstanding shares of the capital stock of the Company.

     1.2 Purchase Price. The purchase price for the Shares shall be $200,000 (the"Cash Consideration") and contingent consideration as described below (collectively, the "Purchase Price"). The Cash Consideration is payable by delivery of a mutually agreeable promissory note (the "Note") providing for payment commencing on the anniversary date and ending on the fifth anniversary date, which note shall be secured by a pledge of the Shares. The contingent consideration shall be an amount equal to ten percent (10%) of the Company's net income for the period commencing on March 1, 2002 and ending on December 31, 2006, which amounts shall be payable not later than March 30 of the year following the year in respect of which they are due. "Net income" shall mean the consolidated net income--as computed for federal income tax purposes without any deduction for any federal, state or other income taxes--of the Company and any subsidiaries that may be consolidated with Company for federal income tax purposes, as determined by the Buyer's independent public accountants. Buyer shall not permit Company to be merged or consolidated with any other entity, or dissolved, without the prior written consent of Seller.


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     If Buyer shall default with respect to any payment obligation hereunder or be in default under the Note, Seller may rescind the sale of the Shares effected hereby by delivering to Buyer a notice thereof, along with a cash payment of all amounts received in respect of the Purchase Price, along with interest on such amount at four percent (4%) per annum.

     1.3 Closing. At the Closing, Seller shall surrender to Buyer all of the outstanding certificates theretofore representing shares of Company Common Stock in exchange for the Purchase Price payable to it at Closing as provided for herein. The effectiveness of the Closing shall be conditioned on the delivery to Buyer of 100 shares of Company capital stock with 100:1 voting rights and no economic rights, which shares Buyer shall have the option to purchase upon satisfaction of all of Buyer's payment obligations pursuant to a mutually agreeable option agreement.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLER

     The Seller represents and warrants to Buyer as follows:

     2.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kentucky, is qualified as a foreign corporation in good standing under the laws all other jurisdictions where the failure to be so qualified could have a material adverse effect on the Company. The copies of the Company's Articles of Incorporation, as amended, (including any certificates designating the powers, designation, rights and preferences of the Company's capital stock) and its bylaws as previously provided to Buyer are true, complete and correct.

     2.2 Subsidiaries. The Company does not (I)own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     2.3 Capitalization. The Company has authorized capital stock consisting solely of one thousand shares of common stock, without par value, 1,000 of which shares are issued and outstanding (the "Shares").

     All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding options, subscriptions, convertible securities, warrants, preemptive rights, rights of first refusal,

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proxies, voting agreements, restrictions (other than restrictions on transfer imposed under federal or state securities laws) or agreements or understandings of any character (contingent or otherwise) which restrict or relate to the voting or transfer of, require the issuance, sale, purchase or redemption of, or otherwise relate to, such securities.

         2.4      Title to Shares, Authorizations.

     (a) Seller is the owner, beneficially and of record, of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions of any kind, other than restrictions on transfer imposed under federal or state securities laws. Seller is a registered owner of the Shares registered under his name in the stock record books of the Company and, assuming the Buyer purchases the Shares for value in good faith and without notice of any adverse claim, will acquire all the rights of Seller in the Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company;

     (b) The Seller has full power, legal capacity and authority to execute and deliver this Agreement and to carry out her obligations hereunder and thereunder, without obtaining the consent or approval of any other person or governmental authority.

     (c) This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding Agreement of the Seller and is enforceable in accordance with its terms.


     2.5 Compliance with Laws. The Company has complied with all applicable laws and regulations, including without limitation, zoning laws and environmental laws and regulations, and has not been cited for any violation of any such law or regulation. The Company has not commenced, and the Company has not received notice of the commencement of, any proceeding that would affect the present zoning classification of any property owned or leased by the Company.

     2.6 Accounts Receivable. All accounts receivable of the Company represent valid sales in the ordinary course of business, and are current and collectible in the ordinary course of business.

     2.7 Licenses and Permits. The Company has all licenses, permits and other authorizations (collectively "Licenses") required for the conduct of its business as presently conducted; all such Licenses are currently in force and there is no other License required to be hold or actions required to be taken by the Company under the laws and regulations of the United States or any state or local subdivision thereof, for the Company to own and lease its properties and to conduct its business in all respects as presently conducted.


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     2.8 Labor Matters. The Company is not a party if any collective bargaining agreement and (a) the Company is in compliance in all respects with all federal, state, foreign or other applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practices; (b) no unfair labor practice complaint or other labor-related claim or charge against the Company is pending before the National Labor Relations Board or any other federal, state or local agencies; (c) there has been no labor strike, dispute, slowdown or stoppage in the past three years nor is any such event pending or; to the best knowledge of the Seller, threatened against or involving the Company; (d) to the best knowledge of the Seller, there are no union organization efforts presently being made involving the Company, or any of its employees; (e) there are no material controversies or grievances pending or, to the best knowledge of the Seller, threatened, between the Company and any of its employees, former employees or organization representing either; (f) the Company has not experienced any material labor difficulty during the last three years;
(g) no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (h) no collective bargaining agreement is currently being negotiated by the Company. There has not been, and to the best knowledge of the Seller there will not be, any material adverse change in relations with employees of the Company as a result of any announcement or consummation of the transactions contemplated by this Agreement. No severance pay liability of the Company will result solely from the consummation of the transactions contemplated herein. None of the employees of the Company is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or agency, which materially conflicts with the Company's business as presently or proposed to be conducted. No officer or key employee of the Company has notified the Company he or she is planning to terminate his or her employment. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

         2.9 Employee Benefit Plans. The Company has never contributed to any multiemployer pension plan (within the meaning of ss.ss.3(37) or 4001(a)(3) of The Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor has it incurred any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with any complete or partial withdrawal for any such plan. The Company has never sponsored or otherwise maintained any employee pension benefit plan (within the meaning of ss.3(2) of ERISA) or severance pay plan.

         2.10 Litigation. There is no litigation, action, suit, governmental investigation, arbitration, proceeding (including administrative proceedings) (collectively referred to as "Litigation") presently pending or, to the best knowledge of the Seller, presently threatened against or involving the Company or any of its assets or rights or which could affect the performance of this Agreement or the consummation of the transactions contemplated hereby and the Seller knows of no valid basis for any potential litigation. Except as previously disclosed to Buyer there are no outstanding judgments, awards, orders or decrees against or involving the Company or any of its assets. The Company is not in

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default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Company is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

         2.11 No Violation of Agreements. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Articles of Incorporation, as amended, of the Company and do not and will not conflict with, violate, result in a breach of, cause a default under or accelerate performance under (whether with notice or lapse of time or otherwise), (I) any provision of law or regulation relating to the business of the Company, (ii) any provision of any order, arbitration award, judgment or decree to which the Company is subject, (iii) any provision of any agreement, license or instrument to which the Company or any of its assets is subject, or (iv) any other restriction of any kind or character to which the Company or any of its properties is subject.

         2.12 Consents Required. The execution, delivery and performance of this Agreement by the Company will not require the Company to obtain any consent, approval or other action to avoid: (I) the loss of any permit or license or other governmental authorization hold by the Company, (ii) the violation or breach of, or a default under any real property lease or any commitment, note, indenture, mortgage, lien, instrument, license, contract or agreement to which the Company or any of its assets is subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the real property leases or material properties, agreements, contracts or business of the Company.

         2.13 Documents, Books and Records. The Company has made available for inspection by Buyer and its advisors, originals or true and correct copies of all documents listed in any schedule delivered by the Company to Buyer pursuant to this Agreement which Buyer has requested to inspect. The minute books of the Company, as previously made available to the Company and its representatives, contain accurate records of all meetings of, and corporate actions taken by (including actions taken by written consent) the respective shareholders and Boards of Directors of the Company. The Company has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or hold by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         2.14 Disclosure. None of this Agreement, the financial information supplied to Buyer, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Seller or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the

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statements contained herein or therein not misleading. There is no fact known to the Seller which materially and adversely affects the business, prospects or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement, the financial information provided to Buyer, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company and the Seller or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer hereby represents and warrants to the Seller as follows:

     3.1 Due Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado, and has all corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated thereby.

     3.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer.

     3.3 No Violation of Law and Agreements. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with or violate any provision of its charter instrument; and, assuming the consents specified in Section 3.4 of this Agreement are obtained, does not and will not conflict with, violate, result in a breach of, or cause a default under, (I) any provision of law or regulation relating to the business of Buyer, (ii) any provision of any order, arbitration award, judgment or decree of any judicial or other authority to which the Buyer is subject, (iii) any provision of any agreement or instrument to which Buyer is subject, or (iv) to the best of Buyer's knowledge, any other restriction of any kind or character to which Buyer is subject, which conflicts, violations, breaches or defaults in each of clauses
(I), (ii), (iii) and (iv) above would, individually or in the aggregate, materially adversely affect Buyer.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the state of Kentucky, without regard to conflicts of laws principles.


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     4.2 Costs. The parties shall each bear those expenses attributable to them in connection with this Agreement including their own fees of counsel fees.

     4.3 Brokers. The parties hereto warrant and represent to each other party hereto that no person is entitled to any commission or finder's fee in connection with the transactions contemplated in this Agreement. Each party hereto agrees to indemnify, defend and hold harmless each other party hereto against any claim, loss, liability or expense for any such commission or fee incurred by reason of any act, omission or statement of the indemnifying party.

     4.4 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on each of the parties, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     4.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties' respective heirs, successors and assigns.

     4.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

     4.7 No Third Party Beneficiaries. Except as expressly provided herein, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     4.8 No strict construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

LOGISTICS MANAGEMENT RESOURCES, INC.

BY:    /s/ Danny Pixler
       ----------------
TITLE: Danny Pixler, President

MIDWEST MERGER MANAGEMENT LLC

BY:   /s/ Michele Brown
      -----------------
TITLE: Michele Brown, Secretary

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